Exhibit 99.1

Box Reports Strong Fiscal First Quarter 2023 Financial Results

Revenue Growth of 18% Year-Over-Year

GAAP Operating Margin of Breakeven, Non-GAAP Operating Margin of 21%

Raises the Midpoint of Full Year Revenue Guidance and Raises Operating Margin and EPS Guidance

REDWOOD CITY, Calif. – May 25, 2022 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the first quarter of fiscal year 2023, which ended April 30, 2022.

“Our strong first quarter results demonstrate the continued execution of our growth strategy as we execute against a $74 billion market opportunity,” said Aaron Levie, co-founder and CEO of Box. “Today, more customers than ever are leveraging our Content Cloud to transform their businesses. Our product strategy is to build on this momentum by adding new capabilities that further expand the value and impact of Box, powering the full lifecycle of content for our customers in a single, secure cloud platform. The announcement in Q1 of Box Canvas, our native real-time visual collaboration and virtual white boarding solution, is the latest example of our innovation and industry leadership as we shape the future of work.”

“We had an excellent start to the year, with a fifth consecutive quarter of accelerating revenue growth,” said Dylan Smith, co-founder and CFO of Box. “Our strong multi-product suites momentum drove a Net Retention Rate of 111%, up 800 basis points from 103% in the year ago period. Despite significant FX headwinds, our underlying business remains strong as we continue to execute on our Content Cloud platform strategy to ensure that we will drive further annual revenue acceleration and continued margin expansion in FY23.”

Fiscal First Quarter Financial Highlights

•
Revenue for the first quarter of fiscal year 2023 was $238.4 million, an 18% increase from revenue for the first quarter of fiscal year 2022 of $202.4 million. Revenue growth includes a negative impact of 2 percentage points from FX.
•
Remaining performance obligations as of April 30, 2022, were $1.0 billion, a 16% increase from remaining performance obligations as of April 30, 2021 of $864.8 million. RPO growth includes a negative impact of 6 percentage points from FX.
•
Billings for the first quarter of fiscal year 2023 were $172.2 million, an 8% increase from billings for the first quarter of fiscal year 2022 of $159.4 million. Billings growth includes a negative impact of 9 percentage points from FX.
•
GAAP gross profit for the first quarter of fiscal year 2023 was $176.2 million, or 73.9% of revenue. This compares to a GAAP gross profit of $141.5 million, or 69.9% of revenue, in the first quarter of fiscal year 2022.
•
Non-GAAP gross profit for the first quarter of fiscal year 2023 was $182.0 million, or 76.3% of revenue. This compares to a non-GAAP gross profit of $147.7 million, or 73.0% of revenue, in the first quarter of fiscal year 2022.
•
GAAP operating income in the first quarter of fiscal year 2023 was $0.6 million, or 0.3% of revenue. This compares to a GAAP operating loss of $10.3 million, or 5.1% of revenue, in the first quarter of fiscal year 2022.
•
Non-GAAP operating income in the first quarter of fiscal year 2023 was $49.2 million, or 20.6% of revenue. This compares to a non-GAAP operating income of $34.4 million, or 17.0% of revenue, in the first quarter of fiscal year 2022.
•
GAAP net loss per share attributable to common stockholders, basic and diluted, in the first quarter of fiscal year 2023 was $0.06 on 144.7 million weighted-average shares outstanding. This compares to a GAAP net loss per share attributable to common stockholders of $0.09 in the first quarter of fiscal year 2022 on 161.7 million weighted-average shares outstanding. GAAP net loss per share includes a negative impact of 3 cents from FX.
•
Non-GAAP net income per share attributable to common stockholders, diluted, in the first quarter of fiscal year 2023 was $0.23. This compares to a non-GAAP net income per share attributable to common stockholders, diluted, of $0.18 in the first quarter of fiscal year 2022. Non-GAAP net loss per share includes a negative impact of 3 cents from FX.

•
Net cash provided by operating activities in the first quarter of fiscal year 2023 was $107.7 million, a 14% increase from the $94.8 million generated in the first quarter of fiscal year 2022.
•
Free cash flow in the first quarter of fiscal year 2023 was $90.9 million, a 20% increase from the $75.9 million generated in the first quarter of fiscal year 2022.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights Since Last Earnings Release

•
Delivered wins or expansions with leading organizations such as BBC Studios, Penguin Random House, Polpharma Biologics, Signant Health, and The Hospital for Sick Children.
•
Announced Box Canvas, a new virtual whiteboarding and visual collaboration experience that securely connects hybrid teams so they can brainstorm, ideate, and create, together from anywhere.
•
Unveiled updates to Box Sign, including the ability to send a single document to hundreds of recipients at once and access to six new dedicated fields and formatting options for documents. These additions will make document preparation easier and will deliver a smoother and faster experience for signers.
•
Announced a deeper integration between Box Relay and Box Sign, including the ability to trigger a new workflow based on a document being completed, canceled, expired or declined in Box Sign.

•
Launched new capabilities for Box Shield, including the ability to apply malware deep scan to Microsoft Office files and adding automatic watermarking to classified documents.

•
Announced new enhancements to the Box App Center, a destination for users, admins, and developers to discover and access the more than 1,500 applications that integrate with Box.

•
Announced a deepened integration with Zoom with the launch of the Box app for Zoom Chat Channels to make it even easier for users to work seamlessly together across the two platforms.

•
Hosted the Box Content Cloud Summit attracting thousands of attendees from the Fortune 1,000, and showcased enhancements for Box Sign, Box Shield, and Box Relay, as well as introduced Box Canvas.

•
Honored to have Box Chair of the Board, Bethany Mayer, and Board Member, Jack Lazar, recognized by the NACD on their Directorship 100 list, an annual recognition of the most influential people in and around the boardroom.

•
Recognized by Great Place to Work® and Fortune® magazine as one of the 100 Best Companies to Work For. Box earned the #48 spot on the list for 2022.

Outlook

The following guidance includes GAAP and non-GAAP financial measures. Since March 2, 2022, the U.S. dollar has strengthened resulting in a larger foreign exchange (“FX”) headwind in both Q2 FY23 and full year FY23 (total FX impact estimated to be approximately a 3 percentage point currency headwind for FY23 revenue growth and a $0.14 currency headwind to FY23 GAAP and non-GAAP EPS). The guidance provided includes the impact of any FX headwinds in the period.

Q2 FY23 Guidance

•
Revenue is expected to be in the range of $244 million to $246 million, up 15% year-over-year at the high-end of the range.
•
GAAP operating margin is expected to be approximately 2.5%, and non-GAAP operating margin is expected to be approximately 22%.

•
GAAP basic and diluted net loss per share attributable to common stockholders are expected to be in the range of $0.02 to $0.01.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.27 to $0.28.
•
Weighted-average basic and diluted shares outstanding are expected to be approximately 146 million and 152 million, respectively.

Full Year FY23 Guidance

•
Revenue is expected to be in the range of $992 million to $996 million, up 14% year-over-year at the high-end of the range and represents an acceleration from last year’s growth rate of 13%.
•
GAAP operating margin is expected to be approximately 3%, and non-GAAP operating margin is expected to be approximately 22.5%. This represents an increase from Box’s previous guidance provided on March 2, 2022, which was 2% and 22%, respectively.
•
GAAP basic and diluted net loss per share attributable to common stockholders are expected to be in the range of $0.05 to $0.01. This represents an improvement from Box’s previous guidance provided on March 2, 2022, which was basic and diluted net loss per share of $0.07 to $0.03.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.11 to $1.15. This represents an increase from Box’s previous guidance provided on March 2, 2022, which was $1.10 to $1.14.
•
Weighted-average basic and diluted shares outstanding are expected to be approximately 147 million and 154 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://conferencingportals.com/event/xgkBSAEo at which time registrants will receive dial-in information as well as a passcode and registrant ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-647-362-9199 (toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding the size of its market opportunity, sales productivity, its leadership position in the cloud content management market, the demand for its products, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of its acquisitions on future Box product offerings, the benefits to its customers from completing acquisitions, the time needed to integrate acquired businesses into Box, the impact of the COVID-19 pandemic or the Russian invasion of Ukraine on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2023 and beyond, its long-term financial targets for fiscal year 2025 and beyond, its ability to achieve profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margin, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal second quarter and full fiscal year 2023 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic, the Russian invasion of Ukraine, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended April 30, 2022.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2022. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud, a single platform that empowers organizations to manage the entire content lifecycle, work securely from anywhere, and integrate across best-of-breed apps. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	April 30,	January 31,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$391,377	$416,274
Short-term investments	127,889	170,000
Accounts receivable, net	117,146	256,312
Prepaid expenses and other current assets	33,987	27,953
Deferred commissions	45,021	46,025
Total current assets	715,420	916,564
Property and equipment, net	92,043	105,755
Operating lease right-of-use assets, net	163,674	172,808
Goodwill	72,855	74,466
Deferred commissions, non-current	69,335	72,884
Other long-term assets	58,260	49,532
Total assets	$1,171,587	$1,392,009
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$46,459	$58,942
Accrued compensation and benefits	23,972	54,705
Finance lease liabilities	38,455	41,235
Operating lease liabilities	45,741	44,608
Deferred revenue	458,084	519,485
Total current liabilities	612,711	718,975
Debt, net, non-current	367,934	367,463
Finance lease liabilities, non-current	13,278	20,836
Operating lease liabilities, non-current	156,096	168,192
Deferred revenue, non-current	10,266	14,757
Other long-term liabilities	6,916	8,993
Total liabilities	1,167,201	1,299,216
Series A convertible preferred stock	488,351	487,880
Stockholders’ deficit:
Common stock	15	15
Additional paid-in capital	892,067	972,020
Accumulated other comprehensive loss	(8,769)	(4,543)
Accumulated deficit	(1,367,278)	(1,362,579)
Total stockholders’ deficit	(483,965)	(395,087)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,171,587	$1,392,009

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	April 30,
	2022	2021
Revenue	$238,432	$202,441
Cost of revenue (1)	62,209	60,947
Gross profit	176,223	141,494
Operating expenses:
Research and development (1)	61,733	50,859
Sales and marketing (1)	83,067	69,811
General and administrative (1)	30,799	31,087
Total operating expenses	175,599	151,757
Income (loss) from operations	624	(10,263)
Interest and other expense, net	(4,157)	(3,999)
Loss before provision for income taxes	(3,533)	(14,262)
Provision for income taxes	1,166	311
Net loss	$(4,699)	$(14,573)
Dividend on series A convertible preferred stock	(3,695)	—
Accretion of series A convertible preferred stock	(527)	—
Net loss attributable to common stockholders	$(8,921)	$(14,573)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.09)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	144,725	161,733

(1) Includes stock-based compensation expense as follows:

	Three Months Ended
	April 30,
	2022	2021
Cost of revenue	$4,355	$5,340
Research and development	17,726	15,453
Sales and marketing	15,289	11,551
General and administrative	9,740	9,446
Total stock-based compensation	$47,110	$41,790

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,699)	$(14,573)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,536	19,380
Stock-based compensation expense	47,110	41,790
Amortization of deferred commissions	13,145	10,517
Other	299	443
Changes in operating assets and liabilities:
Accounts receivable, net	136,876	116,835
Prepaid expenses and other assets	(15,368)	(8,816)
Deferred commissions	(9,059)	(7,927)
Operating lease right-of-use assets, net	9,992	10,852
Accounts payable, accrued expenses and other liabilities	(18,450)	(11,906)
Operating lease liabilities	(11,866)	(13,927)
Deferred revenue	(58,786)	(47,896)
Net cash provided by operating activities	107,730	94,772
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(37,883)	(50,000)
Maturities of short-term investments	80,000	—
Purchases of property and equipment, net of sale proceeds	(558)	(1,145)
Capitalized internal-use software costs	(2,532)	(1,178)
Acquisitions, net of cash acquired	(300)	(56,642)
Other	(315)	—
Net cash provided by (used in) investing activities	38,412	(108,965)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(117,240)	—
Payments of dividends to preferred stockholders	(3,750)	—
Proceeds from issuances of common stock under employee equity plans	14,464	13,866
Employee payroll taxes paid for net settlement of stock awards	(41,839)	(15,684)
Principal payments of finance lease liabilities	(11,503)	(13,262)
Other	(2,323)	(3,768)
Net cash used in financing activities	(162,191)	(18,848)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(8,501)	(211)
Net decrease in cash, cash equivalents, and restricted cash	(24,550)	(33,252)
Cash, cash equivalents, and restricted cash, beginning of period	416,888	595,511
Cash, cash equivalents, and restricted cash, end of period	$392,338	$562,259

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended
	April 30,
	2022	2021
GAAP gross profit	$176,223	$141,494
Stock-based compensation	4,355	5,340
Acquired intangible assets amortization	1,452	901
Non-GAAP gross profit	$182,030	$147,735

GAAP gross margin	73.9%	69.9%
Stock-based compensation	1.8	2.6
Acquired intangible assets amortization	0.6	0.5
Non-GAAP gross margin	76.3%	73.0%

GAAP operating income (loss)	$624	$(10,263)
Stock-based compensation	47,110	41,790
Acquired intangible assets amortization	1,452	901
Acquisition-related expenses	53	920
Fees related to shareholder activism	(77)	1,050
Non-GAAP operating income	$49,162	$34,398

GAAP operating margin	0.3%	(5.1)%
Stock-based compensation	19.7	20.6
Acquired intangible assets amortization	0.6	0.5
Acquisition-related expenses	—	0.5
Fees related to shareholder activism	—	0.5
Non-GAAP operating margin	20.6%	17.0%

GAAP net loss attributable to common stockholders	$(8,921)	$(14,573)
Stock-based compensation	47,110	41,790
Acquired intangible assets amortization	1,452	901
Acquisition-related expenses	53	920
Fees related to shareholder activism	(77)	1,050
Amortization of debt issuance costs	471	469
Undistributed earnings attributable to preferred stockholders	(4,552)	—
Non-GAAP net income attributable to common stockholders	$35,536	$30,557

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.09)
Stock-based compensation	0.33	0.26
Acquired intangible assets amortization	0.01	—
Acquisition-related expenses	—	0.01
Fees related to shareholder activism	—	0.01
Amortization of debt issuance costs	—	—
Undistributed earnings attributable to preferred stockholders	(0.03)	—
Non-GAAP net income per share attributable to common stockholders, basic	$0.25	$0.19
Non-GAAP net income per share attributable to common stockholders, diluted	$0.23	$0.18
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	144,725	161,733
Weighted-average shares used to compute non-GAAP net income per share
Basic	144,725	161,733
Diluted	152,845	169,221

GAAP net cash provided by operating activities	$107,730	$94,772
Purchases of property and equipment, net of proceeds from sales	(558)	(1,145)
Principal payments of finance lease liabilities	(11,503)	(13,262)
Capitalized internal-use software costs	(4,805)	(4,475)
Non-GAAP free cash flow	$90,864	$75,890
GAAP net cash provided by (used in) investing activities	$38,412	$(108,965)
GAAP net cash used in financing activities	$(162,191)	$(18,848)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2022	2021
GAAP revenue	$238,432	$202,441
Deferred revenue, end of period	468,350	423,249
Less: deferred revenue, beginning of period	(534,242)	(465,613)
Contract assets, beginning of period	1,111	25
Less: contract assets, end of period	(1,491)	(677)
Billings	$172,160	$159,425

BOX, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	July 31, 2022			January 31, 2022
GAAP net loss per share attributable to common stockholders range, basic and diluted	$(0.02)	-	$(0.01)	$(0.05)	-	$(0.01)
Stock-based compensation	0.32		0.32	1.29		1.29
Acquired intangible asset amortization	0.01		0.01	0.04		0.04
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.14)		(0.14)
Non-GAAP net income per share attributable to common stockholders range, basic	$0.28	-	$0.29	$1.16	-	$1.20
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.27	-	$0.28	$1.11	-	$1.15

Weighted-average shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted			145,700			147,000
Weighted-average shares used to compute non-GAAP net income per share attributable to common stockholders:
Basic			145,700			147,000
Diluted			152,000			153,500

Note: figures may not sum due to rounding.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	July 31, 2022	January 31, 2022
GAAP operating margin	2.5%	3.0%
Stock-based compensation	19.0	19.0
Acquired intangible assets amortization	0.5	0.5
Non-GAAP operating margin	22.0%	22.5%